FOR IMMEDIATE RELEASE

Company Contact:

John Coleman

Jennifer Carberry

NYFIX, Inc.
(203) 425-8000 or
info@nyfix.com
www.nyfix.com

NYFIX APPOINTS NEW AUDITORS, ANNOUNCES MANAGEMENT APPOINTMENTS

STAMFORD, CT, November 18, 2005: NYFIX, Inc. (Pink Sheets: NYFX), NYFIX, Inc. a leader in technology solutions for the financial marketplace, announced today that its Audit Committee had appointed Friedman LLP as its new independent registered public accounting firm.  Friedman LLP, ranked 48th in Public Accounting Report’s list of “America’s 100 Largest Public Accounting Firms for 2005,” is a regional accounting firm with offices in New York and New Jersey. Friedman LLP is also a member of DFK International, an association of worldwide accounting firms that can provide on-site resources when expertise is needed in out-of-state or foreign locations.

The Company is determined to become current in its periodic public financial reports and to reapply for listing on the Nasdaq National Market as expeditiously as possible. A number of accounting firms expressed an interest in a relationship with NYFIX and the Company and the Board of Directors are very pleased with the selection of Friedman LLP.

The Company also announced that going forward Mr. Peter K. Hansen has decided to focus on his role as Executive Chairman of the Company. “We operate in a fast moving, competitive environment. The Board and Management need to be collectively focused and sensitive to our strategy, position and timing in the market. With a major increase in our focus and time spent on middle and back-office functions as a result of the SEC inquiries regarding the Company and the advent of Sarbanes-Oxley requirements, we need to be careful not to lose sight of our primary objective of building growth and value for our shareholders, customers and employees. Separate from my Board duties I intend to bring my energy to support the revenue development side of the business,” Mr. Hansen said.

In conjunction with this change, the Company has named Robert C. Gasser, Chief Executive Officer of NYFIX, Inc. “We have consistently been increasing Bob’s responsibilities, both on the executive committee and in the business in general. Bob has shown great organizational skills and he brings strong administrative discipline to the table. Bob and I have already worked well together for several years and I expect a very successful CEO transition,” added Mr. Hansen.

Mr. Gasser has been the CEO of NYFIX Millennium and President of NYFIX Transaction Services. The Company expects to announce appointments for the senior management positions for NYFIX Millennium and NYFIX Transaction Services as early as next week.

In addition, Thomas C. Wajnert, who has served on the Company’s Board of Directors since 2004 and is a member of the Audit, Compensation and Corporate Governance and Nominating Committees, has been appointed Lead Director. Mr. Wajnert is a Managing Director of Fairview Advisors, LLC, a merchant bank. Previously, Mr. Wajnert served as Chairman and CEO of AT&T Capital Corporation (NYSE). Mr. Wajnert serves on the boards of directors of Reynolds American, Inc. (NYSE) and JLG Industries, Inc. (NYSE)

About NYFIX, Inc.

NYFIX, Inc. is an established provider to the domestic and international financial markets of trading workstations, middle-office trade automation technologies and trade communication technologies. Our NYFIX Network is one of the industry’s largest networks, connecting broker-dealers, institutions and exchanges. In addition to our headquarters in Stamford, we have offices on Wall Street in New York City, in London’s Financial District, in Chicago, and in San Francisco. We operate redundant data centers in the northeastern United States with additional data center hubs in London, Amsterdam, Hong Kong and Tokyo. For more information, please visit www.nyfix.com.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, the ability of the Company to market and develop its products. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved. All trademarks, trade names, logos, and service marks referenced herein belong to NYFIX, Inc.